UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 14, 2011


                       ENVISION SOLAR INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)

          NEVADA                     333-147104                26-1342810
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(State or other Jurisdiction  (Commission File Number)       (IRS Employer
    of Incorporation)                                     Identification No.)

               7675 DAGGET STREET, SUITE 150, SAN DIEGO, CA 92111
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               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 799-4583



         -------------------------------------------------------------
          (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     DEPARTURE  OF  DIRECTORS   OR  CERTAIN   OFFICERS;   ELECTION  OF
               DIRECTORS;   APPOINTMENT   OF  CERTAIN   OFFICERS;   COMPENSATORY
               ARRANGEMENTS OF CERTAIN OFFICERS.

         On December 14, 2011, the board of directors of Envision Solar International, Inc. (the "Company") accepted the voluntary resignation of Robert Noble as the Executive Chairman and employee of the Company, effective as of December 31, 2011, while Mr. Noble will remain a director and Chairman of the Board of Directors of the Company. The Company and Mr. Noble entered into a severance agreement regarding the termination of Mr. Noble's employment with the Company (the "Agreement"). Pursuant to the Agreement, Mr. Noble agreed to forgo a total of $209,006 of accrued deferred compensation owed to Mr. Noble as of December 14, 2011 and to release all claims, promises, debts, causes of action or similar rights of any type or nature that Mr. Noble may have or had against the Company, in consideration for the issuance of a warrant to purchase up to 1,138,120 shares of the Company's common stock at an exercise price of $0.24 per share exercisable for a period of five years from the date of the warrant. Mr. Noble will not receive a salary from the Company.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

     99.1 Noble warrant agreement



                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               ENVISION SOLAR INTERNATIONAL, INC.




December 16, 2011              By: /s/ Desmond Wheatley
                                   --------------------------------------------
                                    Desmond Wheatley, Chief Executive Officer

















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